Exhibit 21

Subsidiaries of CFWH

Name of Subsidiary	Jurisdiction of Incorporation of Organization
NY Hyperbaric, LLC	New York
Forest Hills Hyperbaric, LLC	New York
Scranton Hyperbaric LLC	Pennsylvania
JFK Hyperbaric LLC	New Jersey
Trenton Hyperbaric, LLC	New Jersey
Newark BI LLC	New Jersey
Passaic Hyperbaric, LLC	New Jersey
St Josephs Hyperbaric LLC	New York
Greater Bronx Hyperbaric LLC	New York
Elise King, LLC	New York
South Nassau Hyperbaric, LLC	New York
New York Hyperbaric & Wound Care Centers LLC	New York
New York Hyperbaric & Wound Care Centers LLC	Delaware
VB Hyperbaric, LLC	New York
Maimonides Hyperbaric, LLC	New York
The Square Hyperbaric, LLC	New York
South N Hyperbaric LLC	New York
Muhlenberg Hyperbaric LLC	New Jersey
Lowell Hyperbaric LLC	Massachusetts
Center for Wound Healing, LLC	New York
New Jersey Hyperbaric, LLC	New Jersey
Far Rockaway Hyperbaric, LLC	New York
Atlantic Hyperbaric, LLC	New York
Atlantic Associates, LLC	New Jersey
CEF Products, LLC	New York
CMC Hyperbaric, LLC	Pennsylvania
Raritan Bay, LLC	New Jersey
South Ocean County Hyperbaric, LLC	New Jersey